Exhibit 99.1

Revance Reports Third Quarter 2019 Financial Results, Provides Corporate Update

- Conference call and webcast today at 4:30 p.m. ET -

NEWARK, Calif., November 4, 2019 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company pioneering new innovations in neuromodulators for aesthetic and therapeutic indications, today reported financial results for the quarter ended September 30, 2019, and provided a corporate update.

Third Quarter 2019 and Subsequent Updates

•
Board appointed Mark J. Foley as President and Chief Executive Officer (CEO). In October, Revance announced that Mark Foley had assumed the role of President and CEO, having served on the Revance Board for the prior two years. He brings more than 25 years of operational and investment experience in the healthcare arena. Previously, Mr. Foley served as Chairman, President and CEO of ZELTIQ Aesthetics from 2012 to 2017, where he led the company through a period of significant transformation and growth, culminating in its acquisition by Allergan.

•
BLA On Track for Submission in November 2019. Revance plans to submit its Biologics License Application (BLA), to the U.S. Food and Drug Administration (FDA), for DaxibotulinumtoxinA for Injection (DAXI) for the treatment of glabellar lines in November 2019.

•
Enrollment Now Complete in Phase 2 Trials for DAXI in Both Forehead Lines and Lateral Canthal Lines. In July, Revance completed enrollment in its Phase 2 clinical trial of DAXI for forehead lines. In August, the company also completed enrollment in its Phase 2 trial of DAXI in lateral canthal lines (crow’s feet). Topline results for both trials are expected in the first half of 2020.

•
Completed Enrollment in ASPEN-1 Phase 3 Trial of DAXI in Cervical Dystonia. Today, Revance announced completion of enrollment in the company’s ASPEN-1 Phase 3 clinical trial for DAXI for the treatment of cervical dystonia (CD). In total, 301 adult patients were enrolled at 60 sites across the U.S., Canada and Europe. Topline data from this Phase 3 trial is expected in the second half of 2020.

“Revance is entering a pivotal period, given the large number of value-inflection points we have created for the company, beginning in just a few weeks with the anticipated submission of our first BLA for DAXI with the FDA,”

said Mark J. Foley, President and Chief Executive Officer at Revance. “In 2020, we expect to report topline results for three Phase 2 clinical trials, as well as our ASPEN-1 Phase 3 trial in cervical dystonia. In addition, we anticipate 2020 will see FDA approval for, and the commercial launch of, our long-acting neuromodulator, DAXI, in glabellar lines. I’m thrilled to be taking the helm of this company at such a dynamic time. I want to take this opportunity to acknowledge everyone who has helped position Revance for the momentous period we are entering.”

Financial Highlights

Cash, cash equivalents and short-term investments as of September 30, 2019 were $209.0 million. In August, Mylan was provided an extension to the collaboration and license agreement to defer its decision to move forward with the development of a biosimilar to BOTOX® in exchange for a $5.0 million payment, which is expected to be received in fourth quarter of 2019. A decision on whether Mylan intends to proceed is expected by April 30, 2020.

Revenue for the quarter ended September 30, 2019 revenue was $46 thousand compared to $2.4 million for the same period in 2018. The revenue recognized represents the portion of revenue earned from the $30 million combined upfront and incremental payments from Mylan under the biosimilar collaboration and license agreement. Accordingly, revenue for the nine months ended September 30, 2019 was $0.3 million compared to $3.2 million for the same period in 2018.

Research and development expenses for the three and nine months ended September 30, 2019 were $25.9 million and $75.4 million compared to $21.8 million and $67.0 million for the same periods in 2018, respectively. The change in research and development expenses is primarily due to the initiation and continuation of clinical trials and studies for multiple therapeutic and aesthetic indications and pre-BLA filing activities for DAXI for the treatment of glabellar lines.

General and administrative expenses for the three and nine months ended September 30, 2019 were $16.7 million and $43.2 million compared to $14.2 million and $40.5 million for the same periods in 2018, respectively. The increase in general and administrative expenses is primarily due to increased costs related to personnel and infrastructure build-out.

Total operating expenses for the three and nine months ended September 30, 2019 were $42.6 million and $118.6 million compared to $36.0 million and $107.5 million for the same periods in 2018, respectively. Stock-based compensation for the three and nine months ended September 30, 2019 was $4.3 million and $12.9 million, respectively. When excluding depreciation and stock-based compensation, total operating expenses for the three and nine months ended September 30, 2019 were $37.5 million and $103.6 million, respectively.

Net loss for the three and nine months ended September 30, 2019 was $41.4 million and $114.1 million compared to $32.8 million and $102.0 million for the same periods in 2018, respectively.

Near-Term Milestone Expectations

Aesthetics:

•	Submission of a Biologics License Application (BLA) to the FDA for DAXI for the treatment of glabellar (frown) lines in November 2019.

•	Topline results from Phase 2 study of DAXI in forehead lines expected in 1H 2020.

•	Topline results from Phase 2 study of DAXI in lateral canthal lines (crow’s feet) expected in 1H 2020.

Therapeutics:

•	Completion of patient enrollment in Phase 2 plantar fasciitis study expected in 4Q 2019.

•	Completion of patient enrollment in Phase 2 upper limb spasticity study expected in 1H 2020.

•	Topline results from Phase 3 study of DAXI in cervical dystonia expected in 2H 2020.

•	Topline results from Phase 2 study of DAXI in plantar fasciitis expected in 2H 2020.

2019 Financial Outlook

Revance reiterates its financial guidance provided in February 2019. Revance expects 2019 GAAP operating expense to be in the range of $173 to $185 million and non-GAAP operating expense, which excludes depreciation and stock-based compensation costs, to be in the range of $148 to $158 million as driven by increased research and development expenditures and launch preparation activities. With five clinical programs and preparations to file the BLA underway, Revance anticipates 2019 non-GAAP research and development (R&D) expense to be $93 to $100 million. With the successful capital infusion through partnering agreements in 2018 and an equity raise in January, management believes the company has adequate cash reserves to fund its current operations through 2020.

Conference Call

Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 3774965; or from the webcast link in the investor relations section of the company’s website at: www.revance.com. A replay of the call will be available beginning November 4, 2019 at 4:30 p.m. PT/7:30 p.m. ET to November 5, 2019 at 4:30 p.m. PT/7:30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 3774965. The webcast will be available in the investor relations section on the company's website for 30 days following the completion of the call.

About Revance Therapeutics, Inc.

Revance Therapeutics is a Silicon Valley-based biotechnology company, pioneering new innovations in neuromodulators for aesthetic and therapeutic indications. Revance’s lead product candidate, DaxibotulinumtoxinA for Injection (DAXI), combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DAXI in glabellar (frown) lines, delivering unprecedented efficacy and long-lasting duration of effect, and is pursuing U.S. regulatory approval in 2020. Revance is also evaluating DAXI in forehead lines and lateral canthal lines (crow’s feet), as well as in three therapeutic indications - cervical dystonia, adult upper limb spasticity and plantar fasciitis, with plans to study migraine. Beyond DAXI, Revance has begun development of a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team, visit us at www.revance.com.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
BOTOX® is a registered trademark of Allergan, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Revance Therapeutics' 2019 financial outlook, milestone expectations, expected cash runway and other financial performance; the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates; the initiation, design, enrollment, submission, timing and results of our clinical studies, including the near-term milestone expectations described above; development of a biosimilar to BOTOX®; results of our non-clinical programs; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects, including our pre-commercialization plans and timing of our anticipated BLA submission to treat glabellar (frown) lines and potential regulatory approach and product launch; statements about our ability to obtain, and the timing relating to, regulatory approval with respect to our drug product candidates; and potential benefits of our drug product candidates and our excipient peptide and other technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" of our quarterly report on Form 10-Q filed November 4, 2019. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation, stock-based compensation, and non-recurring milestone costs. Revance excludes depreciation, stock-based compensation, and non-recurring milestone costs because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
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Contacts
INVESTORS
Revance Therapeutics, Inc.:
Jeanie Herbert, 714-325-3584
jherbert@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

MEDIA
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com
or
General Media:
Y&R:
Jenifer Slaw, 347-971-0906
jenifer.slaw@YR.com
or
Trade Media:
Nadine Tosk, 504-453-8344
nadinepr@gmail.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$58,922	$73,256
Short-term investments	150,110	102,556
Accounts receivable	5,000	27,000
Prepaid expenses and other current assets	6,536	5,110
Total current assets	220,568	207,922
Property and equipment, net	14,917	14,449
Operating lease right of use assets	27,078	—
Restricted cash	730	730
Other non-current assets	2,519	3,247
TOTAL ASSETS	$265,812	$226,348
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,902	$8,434
Accruals and other current liabilities	18,694	14,948
Deferred revenue, current portion	5,241	8,588
Operating lease liabilities, current portion	3,317	—
Total current liabilities	34,154	31,970
Derivative liability associated with the Medicis settlement	2,892	2,753
Deferred revenue, net of current portion	50,707	42,684
Operating lease liabilities, net of current portion	26,778	—
Deferred rent	—	3,319
TOTAL LIABILITIES	114,531	80,726
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, par value $0.001 per share — 95,000,000 shares authorized as of September 30, 2019 and December 31, 2018; 44,108,407 and 36,975,203 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	44	37
Additional paid-in capital	950,073	830,368
Accumulated other comprehensive income (loss)	42	(8)
Accumulated deficit	(798,878)	(684,775)
TOTAL STOCKHOLDERS’ EQUITY	151,281	145,622
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$265,812	$226,348

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$46	$2,362	$324	$3,242
Operating expenses:
Research and development	25,847	21,848	75,368	66,968
General and administrative	16,739	14,155	43,245	40,505
Total operating expenses	42,586	36,003	118,613	107,473
Loss from operations	(42,540)	(33,641)	(118,289)	(104,231)
Interest income	1,329	996	4,495	3,099
Interest expense	—	—	—	(44)
Change in fair value of derivative liability associated with the Medicis settlement	(68)	(45)	(139)	(150)
Other expense, net	(130)	(144)	(170)	(626)
Net loss	(41,409)	(32,834)	(114,103)	(101,952)
Unrealized gain (loss) and adjustment on securities included in net loss	(74)	90	50	(133)
Comprehensive loss	$(41,483)	$(32,744)	$(114,053)	$(102,085)
Basic and diluted net loss	$(41,409)	$(32,834)	$(114,103)	$(101,952)
Basic and diluted net loss per share	$(0.96)	$(0.91)	$(2.67)	$(2.82)
Basic and diluted weighted-average number of shares used in computing net loss per share	43,314,831	36,272,445	42,730,983	36,116,745

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Operating expense:
GAAP operating expense	$42,586	$118,613
Adjustments:
Stock-based compensation	(4,303)	(12,882)
Depreciation	(734)	(2,152)
Non-GAAP operating expense	$37,549	$103,579

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
R&D expense
GAAP R&D expense	$25,847	$75,368
Adjustments:
Stock-based compensation	(2,106)	(6,438)
Depreciation	(492)	(1,525)
Non-GAAP R&D expense	$23,249	$67,405